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                                                                    EXHIBIT 23.3


         CONSENT OF CROWE, CHIZEK AND COMPANY LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Sky Financial Group, Inc. on Form S-4 of our report dated January 25, 2002 on the consolidated financial statements of Sky Financial Group, Inc. appearing in the 2001 Annual Report on Form 10-K of Sky Financial Group, Inc. and to the reference to us under the caption "Experts" in the related proxy statement/prospectus.





                                             /s/ Crowe, Chizek and Company LLP
                                           -----------------------------------
                                                 Crowe, Chizek and Company LLP


Columbus, Ohio
June 20, 2002